Exhibit 5.5

Writer’s Direct Dial: +1 212 225 2864

E-Mail: jkarpf@cgsh.com

March 28, 2014

Biomet, Inc.

56 East Bell Drive

Warsaw, Indiana 46582

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Biomet, Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with market-making activities by an affiliate of the Company in respect of its 6.500% Senior Notes due 2020 (the “Senior Notes”) and 6.500% Senior Subordinated Notes due 2020 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”). The Notes and certain Guarantees (as defined herein) were previously registered pursuant to the Securities Act pursuant to a Registration Statement on Form S-1 (File No. 333-188262) initially filed on May 1, 2013 and subsequently amended from time to time. The Notes have been fully and unconditionally guaranteed by Biomet Europe Ltd., a Delaware corporation (“Biomet Europe”), Biomet International Ltd., a Delaware corporation (“Biomet International”), Interpore Spine Ltd., a Delaware corporation (“Interpore Spine”), Kirschner Medical Corporation, a Delaware corporation (“Kirschner Medical”), Cross Medical Products, LLC, a Delaware limited liability company (“Cross Medical Products”), EBI Holdings, LLC, a Delaware limited liability company (“EBI Holdings”), EBI Medical Systems, LLC, a Delaware limited liability company (“EBI Medical Systems”), and Electro-Biology, LLC, a Delaware limited liability company (“Electro-Biology,” and, together with Biomet Europe, Biomet International, Interpore Spine, Kirschner Medical, Cross Medical Products, EBI Holdings and EBI Medical Systems, the “Existing Delaware Guarantors”), (ii) Interpore Cross International,

CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

LLC, a California limited liability company (the “Existing California Guarantor”), (iii) Biomet Leasing, Inc., an Indiana corporation (“Biomet Leasing”), Biomet Manufacturing Corporation, an Indiana corporation (“Biomet Manufacturing”), Biomet Trauma, LLC., an Indiana limited liability company (“Biomet Trauma”), Biomet U.S. Reconstruction, LLC, an Indiana limited liability corporation (“Biomet Reconstruction”), Biomet Biologics, LLC, an Indiana limited liability company (“Biomet Biologics”), Biomet Fair Lawn LLC, an Indiana limited liability company (“Biomet Fair Lawn”), Biomet Orthopedics, LLC, an Indiana limited liability company (“Biomet Orthopedics”), Biomet Sports Medicine, LLC, an Indiana limited liability company (“Biomet Sports”), EBI, LLC, an Indiana limited liability company (“EBI”), Implant Innovations Holdings, LLC, an Indiana limited liability company (“Implant Innovations,” and, together with Biomet Leasing, Biomet Manufacturing, Biomet Trauma, Biomet Reconstruction, Biomet Biologics, Biomet Fair Lawn, Biomet Orthopedics, Biomet Sports and EBI, the “Existing Indiana Guarantors”), (iv) Biomet 3i, LLC, a Florida limited liability company (“Biomet 3i”), Biomet Microfixation, LLC, a Florida limited liability company (“Biomet Microfixation”) and Biomet Florida Services, LLC, a Florida limited liability company (“Biomet Florida Services,” and together with Biomet 3i and Biomet Microfixation, the “Florida Guarantors,” and, together with the Existing Delaware Guarantors, the Existing California Guarantor and the Existing Indiana Guarantors, collectively, the “Existing Guarantors”), and (v) Lanx, Inc, a Delaware Corporation (“Lanx”), Lanx Sales, LLC (“Lanx Sales”), a Delaware Limited Liability Company, and Biomet Spine, LLC (“Biomet Spine”), a Delaware Limited Liability Company (each together with Lanx and Lanx Sales, collectively, the “New Guarantors” and together with the Existing Guarantors, collectively, the “Guarantors”). The Senior Notes were issued under an indenture, dated as of August 8, 2012, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of October 2, 2012, among the Company, the Guarantors and the Trustee, Supplemental Indenture No. 2, dated as of January 15, 2014, between Biomet Spine and the Trustee, Supplemental Indenture No. 3, dated as of January 15, 2014, between Lanx Sales and the Trustee and Supplemental Indenture No. 4, dated as of January 15, 2014, between Lanx and the Trustee (the “Senior Notes Indenture”). The Senior Subordinated Notes were issued under an indenture dated as of October 2, 2012, among the Company, the Guarantors and the Trustee, as supplemented by Supplemental Indenture No. 1, dated as of January 15, 2014, between Biomet Spine and the Trustee, Supplemental Indenture No. 2, dated as of January 15, 2014, between Lanx Sales and the Trustee and Supplemental Indenture No. 3, dated as of January 15, 2014, between Lanx and the Trustee (the “Senior Subordinated Indenture,” and together with the Senior Notes Indenture, the “Indentures”). The Indentures include the guarantees of the Notes by the Existing Guarantors and the New Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, we have reviewed executed copies of the Indentures.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the New Guarantors and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Guarantees are the valid, binding and enforceable obligations of the New Guarantors, entitled to the benefits of the respective Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the New Guarantors, (x) we have assumed that such New Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to any of the New Guarantors regarding matters of the federal law of the United States of America, the law of the State of New York , the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (y) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. In addition, the enforceability of indemnification provisions may be subject to public policy considerations.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.5 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By	/s/ Jeffrey D. Karpf
Jeffrey D. Karpf, a Partner

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